Exhibit 99.1

FOR IMMEDIATE RELEASE:

PRESS RELEASE

TAYLOR DEVICES ANNOUNCES NEW DIRECTOR

NORTH TONAWANDA, NY, MAY 3, 2018 - Taylor Devices, Inc. (NASDAQ SmallCap: “TAYD”) has elected Fritz E. Armenat, 59, to its corporate Board of Directors. Mr. Armenat is currently the President and CEO of Multisorb Technologies, Inc., a leader in sorbent technology for over 50 years. He previously served as President and CEO for three companies within the Summer Street Capital portfolio from 2009 through 2012 until his present position.

The election of Mr. Armenat fills the vacancy that was created when director Reginald B. Newman II passed away on April 7, 2018. Douglas P. Taylor, President, stated, "We are continuing to strengthen our Board and consider ourselves fortunate to be able to work closely with Mr. Armenat. Reginald Newman served Taylor Devices loyally and faithfully and I believe he would have supported the addition of Mr. Armenat to our team."

The Board plans to appoint Mr. Armenat to serve on the Company’s Audit Committee, Nominating Committee and Compensation Committee.

Taylor’s website can be visited at: www.taylordevices.com

Taylor Devices, Inc.

Contact: Artie Regan

Regan & Associates, Inc.

(212) 587-3005 (phone)

(212) 587-3006 (fax)

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